Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS FIRST QUARTER 2024 RESULTS

WASHINGTON, D.C. – April 30, 2024 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended March 31, 2024.

Highlights for the Quarter Ended March 31, 2024:

•
Net income of $4.9 million, or $0.05 per share on a fully diluted basis
•
Core FFO of $30.8 million, or $0.29 per share on a fully diluted basis
•
Received an investment grade issuer credit rating from Kroll Bond Rating Agency, LLC of BBB with Stable Outlook
•
Extended the maturity date of the Company's $100 million unsecured term loan executed in 2016 to January 30, 2025
•
Achieved a reduction in the margin spreads under the Company's amended senior unsecured credit agreement as a result of obtaining a pre-determined sustainability metric
•
Announced the Company had been awarded a 20-year non-cancelable lease to develop a 50,777 rentable square foot Federal courthouse in Flagstaff, Arizona (“JUD - Flagstaff”). This courthouse is intended to be a LEED Silver, net zero facility, the first of its kind for the Easterly portfolio
•
Entered into forward sales transactions through the Company's $300.0 million ATM Program launched in December 2019 (the “December 2019 ATM Program”) for the sale of 89,647 shares of the Company's common stock at a net weighted average initial forward sales price of $13.39 per share. These shares were settled subsequent to quarter end.

“Our ability to deliver essential infrastructure to mission-critical U.S. government agencies is the bedrock of our shareholder value,” said Darrell Crate, Easterly’s Chief Executive Officer. “We are in forward planning mode and have a robust pipeline of accretive deals that should enable us to meet our targeted 2 - 3% Core FFO growth trajectory, and we remain focused on enhancing our portfolio through leases backed by the full faith and credit of the US Government.”

Portfolio Operations

As of March 31, 2024, the Company or its joint venture (the “JV") owned 90 operating properties in the United States encompassing approximately 8.9 million leased square feet, including 88 operating properties that were leased primarily to U.S. Government tenant agencies, one operating property leased primarily to tenant agencies of a high-credit state government, and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently under construction and, once complete, a 20-year lease with the U.S. General Services Administration (GSA) is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). As of March 31, 2024, the portfolio had a weighted average age of 14.8 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.3 years.

Development Activity

On March 4, 2024, the Company announced it has been awarded a 20-year non-cancelable lease for a 50,777 rentable square foot Federal courthouse in Flagstaff, Arizona. JUD - Flagstaff is expected to be a state-of-the-art, three-story courthouse that is constructed according to Level III security requirements. The steel framed, natural stone clad facility is designed utilizing the Crime Prevention Through Environmental Design (CPTED) principles and incorporates a number of important safety features, including perimeter fencing, natural and constructed physical barriers, required setbacks, and building security. Notably, JUD - Flagstaff is intended to be a LEED Silver, net zero facility, the first of its kind for the Easterly portfolio, thus strengthening the Company's commitment to its ESG goals.

Balance Sheet and Capital Markets Activity

As of March 31, 2024, the Company had total indebtedness of approximately $1.4 billion comprised of $144,500 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $200.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $219.5 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At March 31, 2024, the Company's outstanding debt had a weighted average maturity of 4.3 years and a weighted average interest rate of 4.3%. As of March 31, 2024, the Company's Net Debt to total enterprise value was 51.6% and its Adjusted Net Debt to annualized quarterly EBITDA ratio was 6.9x.

On January 2, 2024, the margin spreads under the second amended senior unsecured credit agreement, which governs the Company's revolving credit facility, were reduced by one basis point as a result of achieving the Company's sustainability metric.

On January 23, 2024, the Company extended its $100 million unsecured term loan executed in 2016. Easterly secured market leading terms for the facility and extended the weighted average life of maturities at attractive interest rate spreads, underscoring the Company’s fortified balance sheet and strong capital partner relationships. The loan now matures on January 30, 2025.

Dividend

On April 25, 2024, the Board of Directors of Easterly approved a cash dividend for the first quarter of 2024 in the amount of $0.265 per common share. The dividend will be payable May 21, 2024 to shareholders of record on May 9, 2024.

Subsequent Events

On April 1, 2024, the Company used $8.4 million of available cash to extinguish the mortgage note obligation on VA - Golden.

On April 4, 2024, the Company acquired the land to develop a 50,777 square foot Federal courthouse in Flagstaff, Arizona. JUD - Flagstaff will be leased to the GSA for beneficial use of the Judiciary of the U.S. Government over a 20 year non-cancelable term.

On April 10, 2024, the Company issued an aggregate of 589,647 shares of the Company's common stock in settlement of previously entered into forward sales transactions through the December 2019 ATM Program, at a weighted average sales price of $13.40 per share, raising net proceeds to the Company of approximately $7.9 million.

On April 16, 2024, the Company announced the acquisition of a 135,200 square foot facility primarily leased to the Office of the Chief Information Officer (“OCIO”) and Office of Human Capital of the U.S. Immigration and Customs Enforcement (ICE), located near Dallas, Texas (“ICE - Dallas”). ICE - Dallas is a 95% leased facility that has been renovated to suit the ICE’s OCIO and Office of Human Capital. The OCIO is responsible for delivering innovative information technology (IT) and business solutions that enable ICE to protect and secure the nation. The asset will help facilitate the OCIO’s mission critical IT initiatives to modernize ICE’s IT systems and adapt and conform to modern IT management disciplines. Two additional triple net (NNN) private tenants occupy the remaining leased space under leases that feature annual lease escalations. The weighted average initial lease term for all three tenancies was 16.2 years and, as of the time of this release, still carries a weighted average remaining lease term of 13.3 years.

On April 22, 2024, the Company announced the release of its 2023 Environmental, Social, and Governance report (the “ESG Report”), showcasing the Company’s progress in achieving its environmental and social-focused goals committed to in 2021. Easterly oversaw a 4% decrease in energy usage and achieved 16 ENERGY STAR Certifications. This emissions reduction equated to 3.7 million pounds of coal burned, or the electricity needed to power 667 homes for one year, and was achieved as a result of equipment upgrades and low-to-no-cost adjustments to optimize its buildings’ efficiency. The Company is committed to preserving the robust ESG advancements made in 2023 while furthering investments in the efficiency and sustainability of its portfolio, particularly in properties vital to government operations.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2024

The Company is maintaining its guidance for full-year 2024 Core FFO per share on a fully diluted basis at a range of $1.14 - $1.16.

	Low	High
Net income (loss) per share – fully diluted basis	$0.22	0.24
Plus: Company’s share of real estate depreciation and amortization	$0.91	0.91
FFO per share – fully diluted basis	$1.13	1.15
Plus: Company’s share of depreciation of non-real estate assets	$0.01	0.01
Core FFO per share – fully diluted basis	$1.14	1.16

This guidance assumes (i) the closing of VA - Jacksonville through the JV at the Company’s pro rata share of approximately $41 million, and (ii) $100 - $110 million of gross development-related investment during 2024.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Net Debt and Adjusted Net Debt. Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q1 2024 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on April 30, 2024 to review the first quarter 2024 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Senior Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss)

and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (SEC) on or about February 27, 2024, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	March 31, 2024	December 31, 2023
Assets
Real estate properties, net	$2,337,307	$2,319,143
Cash and cash equivalents	43,545	9,381
Restricted cash	12,557	12,558
Tenant accounts receivable	73,092	66,274
Investment in unconsolidated real estate venture	282,879	284,544
Intangible assets, net	143,044	148,453
Interest rate swaps	2,897	1,994
Prepaid expenses and other assets	47,494	37,405
Total assets	$2,942,815	$2,879,752

Liabilities
Revolving credit facility	144,500	79,000
Term loan facilities, net	298,917	299,108
Notes payable, net	696,655	696,532
Mortgage notes payable, net	218,916	220,195
Intangible liabilities, net	11,593	12,480
Deferred revenue	88,746	82,712
Accounts payable, accrued expenses and other liabilities	95,642	80,209
Total liabilities	1,554,969	1,470,236

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 102,354,702 and 100,973,247 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,024	1,010
Additional paid-in capital	1,801,304	1,783,338
Retained earnings	116,927	112,301
Cumulative dividends	(603,443)	(576,319)
Accumulated other comprehensive income	2,753	1,871
Total stockholders' equity	1,318,565	1,322,201
Non-controlling interest in Operating Partnership	69,281	87,315
Total equity	1,387,846	1,409,516
Total liabilities and equity	$2,942,815	$2,879,752

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023
Revenues
Rental income	$70,746	$68,148
Tenant reimbursements	1,017	2,075
Asset management income	550	517
Other income	487	480
Total revenues	72,800	71,220

Expenses
Property operating	16,592	17,888
Real estate taxes	8,229	7,468
Depreciation and amortization	23,800	23,081
Acquisition costs	419	461
Corporate general and administrative	6,455	7,295
Total expenses	55,495	56,193

Other income (expense)
Income from unconsolidated real estate venture	1,415	1,402
Interest expense, net	(13,836)	(12,015)
Net income	4,884	4,414

Non-controlling interest in Operating Partnership	(258)	(523)
Net income available to Easterly Government
Properties, Inc.	$4,626	$3,891

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.04	$0.04
Diluted	$0.04	$0.04

Weighted-average common shares outstanding:
Basic	101,993,143	91,099,357
Diluted	102,235,012	91,329,140

Net income, per share - fully diluted basis	$0.05	$0.04

Weighted average common shares outstanding -
fully diluted basis	107,716,599	103,419,574

EBITDA

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net income	$4,884	$4,414
Depreciation and amortization	23,800	23,081
Interest expense	13,836	12,015
Tax expense	266	168
Unconsolidated real estate venture allocated share of above adjustments	2,074	1,940
EBITDA	$44,860	$41,618

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2024	March 31, 2023

Net income	$4,884	$4,414
Depreciation of real estate assets	23,549	22,831
Unconsolidated real estate venture allocated share of above adjustments	2,002	1,875
FFO	$30,435	$29,120
Adjustments to FFO:
Loss on extinguishment of debt	$-	$14
Natural disaster event expense, net of recovery	53	100
Depreciation of non-real estate assets	251	250
Unconsolidated real estate venture allocated share of above adjustments	17	16
Core FFO	$30,756	$29,500

FFO, per share - fully diluted basis	$0.28	$0.28
Core FFO, per share - fully diluted basis	$0.29	$0.29

Core FFO	$30,756	$29,500
Straight-line rent and other non-cash adjustments	(856)	(463)
Amortization of above-/below-market leases	(594)	(700)
Amortization of deferred revenue	(1,604)	(1,484)
Non-cash interest expense	307	244
Non-cash compensation	1,229	1,668
Natural Disaster event expense, net of recovery	(53)	(100)
Principal amortization	(1,117)	(1,058)
Maintenance capital expenditures	(1,724)	(2,740)
Contractual tenant improvements	(444)	(301)
Unconsolidated real estate venture allocated share of above adjustments	(15)	(113)
Cash Available for Distribution (CAD)	$25,885	$24,453

Weighted average common shares outstanding - fully diluted basis	107,716,599	103,419,574

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

March 31, 2024
Total Debt(1)	$1,363,979
Less: Cash and cash equivalents	(44,312)
Net Debt	$1,319,667
Less: Adjustment for development projects(2)	(81,494)
Adjusted Net Debt	$1,238,173

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 5.